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                                                                    Exhibit 15.i


November 21, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

                       Re:  AirTouch Communications, Inc.
           Registration Statement on Form S-8 1993 Long-Term Stock
                                Incentive Plan

Ladies and Gentlemen:

We are aware that our reports dated May 11, 1995 and August 10, 1995 on our review of interim financial information of AirTouch Communications, Inc. for the periods ended March 31, 1995 and June 30, 1995, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                        Very truly yours,


                                        /s/ Coopers  & Lybrand L.L.P.